CERTIFICATE OF INCORPORATION

                                       OF

                            PRELUDE DEVELOPMENT INC.

     I, the undersigned, in order to form a corporation from the purpose hereinafter stated, under and pursuant to the provisions of the General Corporation law of the State of Delaware, do hereby certify as follows:

     FIRST:  The name of the corporation is:

                            PRELUDE DEVELOPMENT INC.

     SECOND: The registered office of the corporation and place of business in the State of Delaware is to be located at 15 E. North Street, in the City of Dover, County of Kent. The name of the registered agent at that address is Corporate Services Bureau Inc.

     THIRD: The nature of the business, and the objects and purposes proposed to be transacted, promoted, and carried on, are to do any and all things therein mentioned, as fully and to the same extent as natural persons might or could do, and in any part of the world, viz:

          To do any lawful act or thing for which corporation may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The total number of shares which the corporation is authorized to issue is 20,000,000 par value $.001.

     FIFTH:  The name and address of the incorporator is as follows:

     NAME                    ADDRESS
     ----                    -------

     Jody V. Crowley         283 Washington Avenue
                             Albany, New York  12206

     SIXTH: The powers of the incorporator are to terminate upon the filing of the Certificate of Incorporation, and the name(s) and mailing address(es) of the person(s) who is (are) to serve as Director(s) until the first annual meeting of stockholders or until their successors are elected and qualify is (are) as follows:

     NAME                    ADDRESS
     ----                    -------

     Marlowe R. Walker, Jr.  26 Woodbury Rd.
                             Hauppauge, NY  11786


                                                     STATE OF DELAWARE
                                                     SECRETARY OF STATE
                                                     DIVISION OF CORPORATIONS
                                                     FILED 09:00 AM 12/09/1997
                                                     971419676 - 2830697

     SEVENTH; The Directors shall have power to make and to alter or amend the By-Laws; to fix the amount to be reserved as working capital and to authorize and cause to be executed, mortgages and liens without limit as to the amount, upon the property and franchises of this corporation.

     With the consent in writing, and pursuant to a vote of the holders of a majority of the capital stock issued and outstanding, the Directors shall have authority to dispose, in any manner, of the whole property of the corporation.

     The By-Laws shall determine whether and to what extent the accounts and books of this Corporation, or any of them, shall be open to the inspection of the stock holders; and no stock holder shall have any right of inspecting and account, or book, or document of this Corporation except as conferred by Law of the By-Laws, or by resolution of the stockholders.

     The stockholders and directors shall have power to hold their meetings and keep the books, documents and papers of the corporation outside the State of Delaware, at such places as may be from time to time designated by the By-Laws or by resolution of the stockholders or directors, except as otherwise required by the Laws of the State of Delaware.

     It is the intention that the objects, purposes and powers specified in the third paragraph hereof shall, except where otherwise specified in said paragraph, be in nowise limited or restricted by reference to or inference from the terms of any other clause or paragraph in the Certificate of Incorporation, but that the objects, purposes and powers specified in the third paragraph and in each of the clauses or paragraphs of this charter shall be regarded as independent objects, purposes, and powers.

     IN WITNESS WHEREOF, I have hereunto set my hand and seal this 5th day of December, 1997.

/s/ Jody V. Crowley
-----------------------------
Jody V. Crowley, Incorporator

                                                       STATE OF DELAWARE
                                                       SECRETARY OF STATE
                                                       DIVISION OF CORPORATIONS
                                                       FILED 09:00 AM 07/20/1999
                                                          991302421 - 2830692

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


     PRELUDE DEVELOPMENT INC., a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

     DOES HEREBY CERTIFY:

     FIRST: that at a meeting of the Board of Directors of PRELUDE DEVELOPMENT INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

          RESOLVED, that the Certificate of Incorporation of this corporation is amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                           BIG DOG ENTERTAINMENT INC.

     SECOND: That thereafter, pursuant to resolution of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

     IN  WITNESS  WHEREOF,   said  PRELUDE  DEVELOPMENT  INC.  has  caused  this
certificate to be signed by Marlowe R. Walker, an Authorized Officer, this 14 day of July, 1999.

                                By: /s/ Marlowe R. Walker
                                    ------------------------------
                                         Authorized Officer

                                   Name:  Marlowe R. Walker
                                        ------------------------------
                                           Print or Type

                                   Title:    President
                                        ------------------------------

                                State of Delaware

                          Office of the Secretary State

                             -----------------------


     I, EDWARD J. FREEL, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO
HEREBY CERTIFY THE ATTACHED IS A TRUE AND CORRECT COPY OF THE
CERTIFICATE OF AMENDMENT OF "BIG DOG ENTERTAINMENT INC.", FILED IN THIS
OFFICE ON THE TWENTY-SEVENTH DAY OF DECEMBER, A.D. 1999, AT 10:30 O'CLOCK
A.M.
     A FILED COPY OF THIS CERTIFICATE HAS BEEN FOWARDED TO THE KENT COUNTY RECORDER OF DEEDS.





                                             /s/ Edward J. Freel
                                             -----------------------------------
                                             Edward J. Freel, Secretary of State

2830692 8100             [SEAL]              AUTHENTICATION:  0177537

991562415                                    DATE:   01-04-00

                            CERTIFICATE OF AMENDMENT
                     OF THE CERTIFICATE OF INCORPORATION OF

                           BIG DOG ENTERTAINMENT INC.
                           --------------------------



     BIG DOG ENTERTAINMENT INC., a corporation organized and existing under the General Corporation Law of the State of Delaware, DOES HEREBY CERTIFY:

          FIRST: That at a meeting of the Board of Directors, Inc. of BIG DOG ENTERTAINMENT INC, resolutions were adopted setting forth a proposed amendment to the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of the corporation for consideration thereof.

          SECOND: That thereafter, pursuant to resolution of its Board of Directors, the Annual Meeting of Stockholders of said corporation was duly called and held, upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the following amendment:

          RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing Article FOURTH of the Company's Certificate of Incorporation, so that, as amended said Article shall be and read as follows:

                    "FOURTH:  The total number of shares of all classes of stock which the corporation shall have authority to issue is 26,000,000 shares. Of these (i) 25,000,000 shares shall be shares of Common Stock of the par value of $.001 per share; and (ii) 1,000,000 shares shall be shares of Preferred Stock of the par value of $.001 per share.

                    Subject to the rights of any holders of Preferred Stock, the
               Common Stock shall be entitled to dividends out of funds legally available therefor, when, as and if declared and paid to the holders of Common Stock, and upon liquidation, dissolution or winding up of the Corporation, to share ratably in the assets of the Corporation available for distribution to the holders of Common Stock. Except as otherwise provided herein or by law, the holders of the Common Stock shall have full voting rights and powers, and each share of Common Stock shall be entitled to one vote.

                    The  Preferred  Stock  may be  issued  from  time to time in classes or series and shall have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as shall be stated and expressed in the resolution or resolutions of the Board of Directors providing for the issuance of such stock."

     THIRD: That said amendment was duly adopted in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

     IN WITNESS WHEREOF, said BIG DOG ENTERTAINMENT INC. has caused this certificate to be signed by MARLOWE R. WALKER, its President this 23rd day of December, 1999.

                                   BIG DOG ENTERTAINMENT INC.


                                   By: /s/ Marlowe R. Walker
                                       ----------------------------------------
                                       Marlowe R. Walker, President

                                STATE OF DELAWARE
                            CERTIFICATE OF AMENDMENT
                         OF CERTIFICATE OF INCORPORATION


     BIG DOG ENTERTAINMENT INC. a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware.

DOES HEREBY CERTIFY:

FIRST: That at a meeting of the Board of Directors of BIG DOG ENTERTAINMENT INC. resolutions were duly adopted setting forth a proposed amendment of the Certificate of Incorporation of said corporation, declaring said amendment to be advisable and calling a meeting of the stockholders of said corporation for consideration thereof. The resolution setting forth the proposed amendment is as follows:

RESOLVED, that the Certificate of Incorporation of this corporation be amended by changing the Article thereof numbered "FIRST" so that, as amended, said Article shall be and read as follows:

                           HARBOUR ENTERTAINMENT INC.

SECOND: That thereafter, pursuant to resolutions of its Board of Directors, a special meeting of the stockholders of said corporation was duly called and held upon notice in accordance with Section 222 of the General Corporation Law of the State of Delaware at which meeting the necessary number of shares as required by statute were voted in favor of the amendment.

THIRD: That said amendment was duly adopted in accordance with the provisions of
Section 242 of the General Corporation Law of the State of Delaware.

FOURTH: That the capital of said corporation shall not be reduced under or by reason of said amendment.

IN WITNESS WHEREOF, said BIG DOG ENTERTAINMENT INC. has caused this certificate to be signed by Marlowe R. Walker, an Authorized Officer, this 29th day of May, 2000.

                                    By: /s/ Marlowe R. Walker
                                        ---------------------------
                                           Authorized Officer

                                    Title:  President
                                        ---------------------------

                                    Name:/s/ Marlowe R. Walker
                                        ---------------------------
                                            Print or Type

      STATE OF DELAWARE
     SECRETARY OF STATE
  DIVISION OF CORPORATIONS
 FILED 10:00 AM 06/06/2000
     001289171 - 2830692